EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

inTEST REPORTS 2019 THIRD QUARTER FINANCIAL RESULTS

MANSFIELD, MA, November 8, 2019 - inTEST Corporation (NYSE American: INTT), a global supplier of precision-engineered solutions for use in manufacturing and testing across a wide range of markets including automotive, defense/aerospace, energy, industrial, semiconductor and telecommunications, today announced financial results for the quarter ended September 30, 2019.

2019 Third Quarter Financial Summary

($ in Millions, Except Per Share Data)	Three Months Ended
	9/30/2019	6/30/2019	9/30/2018
Semi Market Bookings (1)	$6.6	$8.6	$10.6
Multimarket Bookings (2)	7.3	7.3	9.4
Total Bookings	$13.9	$15.9	$20.0

Semi Market Bookings (1) - % of Total Bookings	48%	54%	53%
Multimarket Bookings (2) - % of Total Bookings	52%	46%	47%

Semi Market Net Revenues (1)	$7.1	$7.7	$11.4
Multimarket Net Revenues (2)	7.5	6.7	8.8
Total Net Revenues	$14.6	$14.4	$20.2

Semi Market Net Revenues (1) - % of Total Net Revenues	49%	53%	57%
Multimarket Net Revenues (2) - % of Total Net Revenues	51%	47%	43%

Gross Margin	$7.2	$6.7	$10.1
Gross Margin	49%	47%	50%

Net Earnings (Loss) (GAAP) (3)	$0.6	$(0.2)	$(0.6)
Net Earnings (Loss) per diluted share (GAAP) (3)	$0.06	$(0.02)	$(0.05)

Adjusted Net Earnings (Non-GAAP) (4)	$1.0	$0.1	$2.8
Adjusted Net Earnings per diluted share (Non-GAAP) (4)	$0.09	$0.01	$0.27

Adjusted EBITDA (Non-GAAP) (4)	$1.3	$0.2	$3.8

	As of
	9/30/2019	6/30/2019	12/31/2018
Cash and cash equivalents	$8.0	$7.6	$17.9

(1)	Semi Market: These amounts include all bookings and net revenues from the semiconductor market.

(2)	Multimarket: Formerly referred to as “Non Semi Bookings” and “Non Semi Net Revenues.” These amounts include all bookings and net revenues from markets other than the semiconductor market.

(3)	For the third quarter of 2018, Net Loss (GAAP) and Net Loss per diluted share (GAAP) include the impact of an increase in the liability for contingent consideration of $3.1 million.

(4)

There were no adjustments for contingent consideration in 2019. Further information can be found under “Non-GAAP Results.” See also the reconciliation of GAAP financial measures to non-GAAP financial measures that accompanies this earnings release.

2019 Nine Month Year-to-Date Financial Summary

($ in Millions, Except Per Share Data)	Nine Months Ended
	9/30/2019	9/30/2018
Semi Market Bookings (5)	$20.8	$35.1
Multimarket Bookings (6)	20.9	24.7
Total Bookings	$41.7	$59.8

Semi Market Bookings (5) - % of Total Bookings	50%	59%
Multimarket Bookings (6) - % of Total Bookings	50%	41%

Semi Market Net Revenues (5)	$24.9	$35.0
Multimarket Net Revenues (6)	22.1	25.1
Total Net Revenues	$47.0	$60.1

Semi Market Net Revenues (5) - % of Total Net Revenues	53%	58%
Multimarket Net Revenues (6) - % of Total Net Revenues	47%	42%

Gross Margin	$22.8	$30.4
Gross Margin	48%	51%

Net Earnings (GAAP) (7)	$1.6	$3.8
Net Earnings per diluted share (GAAP) (7)	$0.15	$0.37

Adjusted Net Earnings (Non-GAAP) (8)	$2.5	$8.7
Adjusted Net Earnings per diluted share (Non-GAAP) (8)	$0.24	$0.84

Adjusted EBITDA (Non-GAAP) (8)	$3.4	$11.0

(5)	Semi Market: These amounts include all bookings and net revenues from the semiconductor market.

(6)	Multimarket: Formerly referred to as “Non Semi Bookings” and “Non Semi Net Revenues.” These amounts include all bookings and net revenues from markets other than the semiconductor market.

(7)

For the nine months ended September 30, 2018, Net Earnings (GAAP) and Net Earnings per diluted share (GAAP) include the impact of an increase in the liability for contingent consideration of $4.1 million and the reversal of the $476,000 Federal transition tax payable that was estimated during the quarter ended December 31, 2017 under new tax legislation. During the nine months ended September 30, 2018, we determined that this tax was not due.

(8)

There were no adjustments for contingent consideration in 2019. Further information can be found under “Non-GAAP Results.” See also the reconciliation of GAAP financial measures to non-GAAP financial measures that accompanies this earnings release.

2019 Third Quarter Highlights

●	Third quarter Thermal segment highlights included:
o

An Original Equipment Manufacturer (OEM) customer we won late last year is now placing significant orders for EKOHEAT induction heating equipment systems for automotive preheating applications, becoming Ambrell’s third largest customer to date.

o

A European manufacturer of extruded tubing for consumer products placed additional orders for EASYHEAT induction heating equipment. This customer has placed more orders through the third quarter than it did in the entirety of 2018.

o	In our emerging Thermonics Chiller business, we also won two new customers (one integrator and one end-user), who use our products for chemical extraction for the expanding cannabis industry.
●	Third quarter EMS segment highlights included:
o	Bookings increased 13% sequentially, due to an uptick in orders for docking products for consumer electronics and mobile applications, including 5G.
o	EMS received a large manipulator order from an OEM for automotive applications test, further demonstrating our value to the semiconductor related automotive industry.

inTEST President & CEO James Pelrin commented, “Despite continued challenging headwinds in the semiconductor market, we delivered profitable third quarter results with increased revenues, expanded gross margin and EBITDA, and we continued to generate cash. Consolidated net revenues increased 2% sequentially; and while Semi Market revenues declined, Multimarket revenues increased over the prior quarter, driven by defense/aerospace and industrial customers, serving to reinforce our long-term strategy of building our base of less volatile, Multimarket related revenues.”

Mr. Pelrin added, “Semi market related variabilities are an inherent aspect of our business; and while there is still considerable market uncertainty, we are confident in our long-term diversification strategy of maximizing our Semi business while expanding inTEST’s Multimarket footprint. Our customer base continues to grow, testament to the value of our technologies and the demand for our products. We continue to strive to excel with our capabilities to deliver precision-engineered thermal, mechanical and electronic solutions. We believe we are well positioned to participate as the semiconductor industry rebounds.”

2019 Fourth Quarter Financial Outlook

inTEST’s guidance for the 2019 fourth quarter includes both GAAP and non-GAAP estimates. A reconciliation between these GAAP and non-GAAP financial measures is included below.

Actual results may differ materially as a result of, among other things, the factors described under “Forward-Looking Statements” below.

inTEST expects that net revenues for the fourth quarter of 2019 will be in the range of $14.0 million to $15.0 million and that net earnings per diluted share will range from $0.04 to $0.08. On a non-GAAP basis, adjusted net earnings per diluted share is expected to be in the range of $0.07 to $0.11. In addition, we expect that gross margin will range from 48% to 49%. This outlook is based on the Company’s current views with respect to operating and market conditions and customers’ forecasts, which are subject to change.

2019 Third Quarter Supplemental Information and Conference Call Details

inTEST is providing Supplemental Information (“Information”) in combination with its press release. This Information is offered to provide shareholders and analysts with additional time and detail for analyzing the Company’s financial results in advance of the Company’s quarterly conference call. The Information will be available in conjunction with the press release at inTEST’s website www.intest.com, under the “Investors” section.

inTEST management will host a conference call on Friday, November 8, 2019 at 8:30 am Eastern Standard Time. The conference call will address the Company’s 2019 third quarter financial results, and management’s current expectations and views of the industry. The call may also include discussion of strategic, operating, product initiatives or developments, or other matters relating to the Company’s current or future performance. To access the live conference call, please dial (646) 828-8193 or (888) 394-8218. The Passcode for the conference call is 6975622. Please reference the inTEST 2019 Q3 Financial Results Conference Call.

2019 Third Quarter Live Webcast Details

inTEST Corporation will provide a webcast in conjunction with the conference call. To access the live webcast, please visit inTEST’s website www.intest.com under the “Investors” section.

2019 Third Quarter Replay Details (Webcast)

A replay of the webcast will be available on inTEST’s website for one year following the live broadcast. To access the webcast replay, please visit inTEST’s website www.intest.com under the “Investors” section.

Submit Questions

In advance of the conference call, and for those investors accessing the webcast, inTEST Corporation welcomes individual investors to submit their questions via email to lguerrant@guerrantir.com.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, we also disclose non-GAAP financial measures. These non-GAAP financial measures include adjusted net earnings (loss), adjusted net earnings (loss) per diluted share, EBITDA and adjusted EBITDA. Adjusted net earnings (loss) is derived by adding acquired intangible amortization, adjusted for the related income tax expense (benefit), to net earnings (loss) and removing any change in the fair value of our contingent consideration liability from net earnings (loss). Adjusted net earnings (loss) per diluted share is derived by dividing adjusted net earnings (loss) by diluted weighted average shares outstanding. EBITDA is derived by adding acquired intangible amortization, interest expense, income tax expense, and depreciation to net earnings (loss). Adjusted EBITDA is derived by removing any change in the fair value of our contingent consideration liability from EBITDA. These results are provided as a complement to the results provided in accordance with GAAP. Adjusted net earnings (loss), adjusted net earnings (loss) per diluted share, EBITDA and adjusted EBITDA are non-GAAP financial measures presented to provide investors with meaningful, supplemental information regarding our baseline performance before acquired intangible amortization charges and changes in the estimate of future consideration that may be paid out related to prior acquisitions as these expenses or income items may not be indicative of our current core business or future outlook. These non-GAAP financial measures are used by management to make operational decisions, to forecast future operational results, and for comparison with our business plan, historical operating results and the operating results of our peers. A reconciliation from net earnings (loss) and net earnings (loss) per diluted share to adjusted net earnings (loss) and adjusted net earnings (loss) per diluted share and from net earnings (loss) to EBITDA and adjusted EBITDA, which are discussed in this earnings release, is contained in the tables below. The non-GAAP financial measures discussed in this earnings release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP financial measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About inTEST Corporation

inTEST Corporation is a global supplier of precision-engineered solutions for use in manufacturing and testing across a wide range of markets including automotive, defense/aerospace, energy, industrial, semiconductor and telecommunications. Backed by decades of engineering expertise and a culture of operational excellence, we solve difficult thermal, mechanical and electronic challenges for customers worldwide while generating strong cash flow and profits. Our strategy uses these strengths to grow and increase shareholder value by maximizing our businesses and by identifying, acquiring and optimizing complementary businesses.   For more information visit www.intest.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements do not convey historical information, but relate to predicted or potential future events and financial results, such as statements of our plans, strategies and intentions, or our future performance or goals, that are based upon management's current expectations. Our forward-looking statements can often be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” “plans,” “projects,” “forecasts,” “outlook,” or “anticipates” or similar terminology. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In addition to the factors mentioned in this press release, such risks and uncertainties include, but are not limited to, indications of a change in the market cycles in the semiconductor and ATE markets or other markets we serve; changes in business conditions and general economic conditions both domestically and globally; changes in the demand for semiconductors, generally; the success of our strategy to diversify our business by entering markets outside the semiconductor or ATE markets; the possibility of future acquisitions or dispositions and the successful integration of any acquired operations; the ability to borrow funds or raise capital to finance major potential acquisitions; changes in the rates of, and timing of, capital expenditures by our customers; progress of product development programs; increases in raw material and fabrication costs associated with our products; and other risk factors set forth from time to time in our Securities and Exchange Commission filings, including, but not limited to, our periodic reports on Form 10-K and Form 10-Q. Any forward-looking statement made by inTEST in this press release is based only on information currently available to inTEST and speaks to circumstances only as of the date on which it is made. inTEST undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

Contacts

inTEST Corporation	Investors:
Hugh T. Regan, Jr.	Laura Guerrant-Oiye, Principal
Treasurer and Chief Financial Officer	Guerrant Associates
Tel: 856-505-8999	guerrant@guerrantir.com
Tel: (808) 960-2642

– tables follow –

SELECTED FINANCIAL DATA

(Unaudited)

(In thousands, except per share data)

Condensed Consolidated Statements of Operations Data:

	Three Months Ended			Nine Months Ended
	9/30/2019	9/30/2018	6/30/2019	9/30/2019	9/30/2018

Net revenues	$14,632	$20,160	$14,352	$47,046	$60,128
Gross margin	7,205	10,092	6,719	22,760	30,397
Operating expenses:
Selling expense	2,044	2,291	2,087	6,505	7,305
Engineering and product development expense	1,261	1,207	1,208	3,753	3,733
General and administrative expense	3,094	3,318	3,718	10,549	9,643
Adjustment to contingent consideration liability	-	3,057	-	-	4,073
Operating income (loss)	806	219	(294)	1,953	5,643
Other income (loss)	(12)	(57)	(6)	3	(103)
Earnings (loss) before income tax expense (benefit)	794	162	(300)	1,956	5,540
Income tax expense (benefit)	147	728	(113)	358	1,711
Net earnings (loss)	647	(566)	(187)	1,598	3,829

Net earnings (loss) per share – basic	$0.06	$(0.05)	$(0.02)	$0.15	$0.37
Weighted average shares outstanding – basic	10,421	10,356	10,411	10,406	10,342

Net earnings (loss) per share – diluted	$0.06	$(0.05)	$(0.02)	$0.15	$0.37
Weighted average shares outstanding – diluted	10,430	10,356	10,411	10,423	10,378

Condensed Consolidated Balance Sheets Data:

	As of:
	9/30/2019	6/30/2019	12/31/2018

Cash and cash equivalents	$8,025	$7,594	$17,861
Trade accounts receivable, net	9,223	9,172	10,563
Inventories	7,721	7,183	6,520
Total current assets	25,874	24,493	35,621
Net property and equipment	2,423	2,572	2,717
Total assets	61,305	60,796	67,187
Accounts payable	2,728	2,412	1,787
Accrued expenses	4,683	4,653	6,764
Total current liabilities	9,596	9,116	21,418
Noncurrent liabilities	6,940	7,477	2,889
Total stockholders' equity	44,769	44,203	42,880

Reconciliation of Net Earnings (Loss) (GAAP) to Adjusted Net Earnings (Non-GAAP) and Net Earnings (Loss) Per Share – Diluted (GAAP) to Adjusted Net Earnings Per Share – Diluted (Non-GAAP):

	Three Months Ended			Nine Months Ended
	9/30/2019	9/30/2018	6/30/2019	9/30/2019	9/30/2018

Net earnings (loss) (GAAP)	$647	$(566)	$(187)	$1,598	$3,829
Acquired intangible amortization	312	323	315	944	786
Contingent consideration liability adjustment	-	3,057	-	-	4,073
Tax adjustments	(4)	(5)	(3)	(12)	(18)
Adjusted net earnings (Non-GAAP)	$955	$2,809	$125	$2,530	$8,670

Diluted weighted average shares outstanding	10,430	10,397	10,425	10,423	10,378

Net earnings (loss) per share – diluted:
Net earnings (loss) (GAAP)	$0.06	$(0.05)	$(0.02)	$0.15	$0.37
Acquired intangible amortization	0.03	0.03	0.03	0.09	0.08
Contingent consideration liability adjustment	-	0.29	-	-	0.39
Tax adjustments	-	-	-	-	-
Adjusted net earnings per share – diluted (Non-GAAP)	$0.09	$0.27	$0.01	$0.24	$0.84

Reconciliation of Net Earnings (Loss) (GAAP) to EBITDA (Non-GAAP) and Adjusted EBITDA (Non-GAAP):

	Three Months Ended			Nine Months Ended
	9/30/2019	9/30/2018	6/30/2019	9/30/2019	9/30/2018

Net earnings (loss) (GAAP)	$647	$(566)	$(187)	$1,598	$3,829
Acquired intangible amortization	312	323	315	944	786
Interest expense	-	1	-	-	1
Income tax expense (benefit)	147	728	(113)	358	1,711
Depreciation	170	207	184	535	584
EBITDA (Non-GAAP)	1,276	693	199	3,435	6,911
Contingent consideration liability adjustment	-	3,057	-	-	4,073
Adjusted EBITDA (Non-GAAP)	$1,276	$3,750	$199	$3,435	$10,984

Supplemental Information – Reconciliation of Fourth Quarter 2019 Estimated Net Earnings Per Share – Diluted (GAAP) to Estimated Adjusted Net Earnings Per Share – Diluted (Non-GAAP):

	Low	High

Estimated net earnings per share – diluted (GAAP)	$0.04	$0.08
Estimated acquired intangible amortization	0.03	0.03
Estimated tax adjustments	-	-
Estimated adjusted net earnings per share – diluted (Non-GAAP)	$0.07	$0.11

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